UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2015 (June 1, 2015)

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55202	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Advisory Agreement

Concurrently with the listing of its shares on the New York Stock Exchange on June 2, 2015 (the “Listing”), Global Net Lease, Inc. (the “Company”) entered into the Fourth Amended and Restated Advisory Agreement (the “Advisory Agreement”) by and among the Company, Global Net Lease Operating Partnership, L.P. (the “Operating Partnership”) and Global Net Lease Advisors, LLC (the “Advisor”). The Advisory Agreement represents the culmination of a process that began on April 9, 2015, when the Advisor, through its financial advisor, presented a proposal to amend the existing advisory agreement (the “Proposal”) to the Company’s board of directors (the “Board”). In response to the Proposal, the Board formed a special committee (the “Special Committee”), consisting entirely of independent directors to, among other things, evaluate the Proposal. The Special Committee retained independent legal counsel and two financial advisors, Moelis & Company LLC (“Moelis”) and Robert A. Stanger & Co., Inc., (“Stanger”) to assist it in the process. The Special Committee and its advisors and counsel conducted an extensive process to evaluate the Proposal, including meeting 12 times. The process culminated in the Special Committee recommending on May 28, 2015, that the Board authorize the Company to enter into the Advisory Agreement. The Special Committee based its recommendation, in part on an opinion delivered by Stanger to the Special Committee and the Board which, subject to the various assumptions and qualifications set forth in the opinion, expressed Stanger’s opinion that the financial terms of the Advisory Agreement are fair, from a financial point of view, to the Company.

Compensation. Under the terms of the Advisory Agreement, the Company has agreed to pay the Advisor: (i) a base fee of $18.0 million per annum payable in cash monthly in advance (“Minimum Base Management Fee”); (ii) plus a variable fee, payable monthly in advance in cash, equal to 1.25% of the cumulative net proceeds realized by the Company from the issuance of any common equity, including any common equity issued in exchange for or conversion of preferred stock or exchangeable notes, as well as, from any other issuances of common, preferred, or other forms of equity of the Company, including units of any operating partnership (“Variable Base Management Fee”); and (iii) an incentive fee (“Incentive Compensation”), 50% payable in cash and 50% payable in shares of the Company’s common stock (which shares are subject to certain lockup restrictions), equal to: (a) 15% of the Company’s Core AFFO (as defined in the Advisory Agreement) per weighted average share outstanding for the applicable period (“Core AFFO Per Share”) in excess of an incentive hurdle based on an annualized Core AFFO Per Share of $0.73, plus (b) 10% of the Core AFFO Per Share in excess of an incentive hurdle of an annualized Core AFFO Per Share of $0.95. The $0.73 and $0.95 incentive hurdles are subject to annual increases of 1% to 3%. The Base Management Fee and the Incentive Compensation are each subject to an annual adjustment.

The per annum aggregate amount of the Minimum Base Management Fee and Variable Base Management Fee (collectively, the “Base Management Fee”) that may be paid under the Advisory Agreement will also be subject to varying caps based on assets under management (“AUM”), as defined in the Advisory Agreement.

In additionthe per annum aggregate amount of the Base Management Fee and the Incentive Compensation to be paid under the Advisory Agreement is capped at (a) 1.25% of the AUM for the previous year if AUM is less than or equal to Five Billion Dollars ($5,000,000,000); (b) 0.95% if the AUM is equal to or exceeds $15.0 billion; or (c) a percentage equal to: (A) 1.25% less (B) (i) a fraction, (x) the numerator of which is the AUM for such specified period less Five Billion Dollars $5.0 billion and (y) the denominator of which is $10.0 billion multiplied by (ii) 0.30% if AUM is greater than $5.0 billion but less than $15.0 billion. The Variable Base Management Fee is also subject to reduction if there is a sale or sales of one or more Investments in a single or series of related transactions exceeding $200.0 million and, the special distribution(s) related thereto.

Term and Termination. The Advisory Agreement has an initial term of 20 years (“Initial Term”), with automatic renewals for consecutive 5-year terms (“Automatic Renewal Terms”) unless: (i) terminated by the Board due to unsatisfactory performance by the Advisor (as described below in more detail); (ii) terminated in connection with a change of control of the Advisor (“Advisor Change of Control”); (iii) terminated in connection with a change of control of the Company (“Company Change of Control”); (iv) terminated by the Board for “cause” as defined in the Advisory Agreement; or (v) not renewed by either the Company or the Advisor on 12 months notice prior to the expiration of the then-current term.

“Cause” includes, among other things and as more specifically set forth in the Advisory Agreement, (i) breaches of any material provision of the agreement by the Advisor that are uncured for 60 days after written notice thereof; (ii) bankruptcy or similar proceeding involving the Advisor or its dissolution; (iii) an act of fraud by the Advisor against the Company, or acts constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the agreement; (iv) certain actions or inactions by the Advisor that cause the Company to fail to qualify as a REIT, pay dividends authorized by the Board, default on a mortgage or other financing in an amount in excess of $50.0 million materially restate its financial statements, or receive an opinion qualified as to scope of audit or going concern from the Company’s independent public accounting firm resulting in a material adverse effect on the Company and its subsidiaries, taken as a whole, or (v) any of (A) the Chief Executive Officer, the President, the Chief Investment Officer or a Chief Financial Officer of the Advisor (collectively, the “Advisor Key Officers”), or (B) Nicholas Schorsch, William Kahane, Michael Weil, or Peter Budko (if then serving as either an officer or director of the Advisor or an affiliate that controls the Advisor), is convicted (including a plea of nolo contendere) of a felony; provided, however, that such conviction (including a plea of nolo contendere) (i) relates to facts and circumstances occurring while serving in such capacity or, except as already disclosed to or known by the Company, occurring prior to such service, (ii) in the reasonable and good faith discretion of a majority of the Board’s independent directors is likely to materially and adversely affect (1) the performance of the Advisor’s duties under the Advisory Agreement or (2) the Company.

An Advisor Change of Control will be deemed to occur, generally, when (i) any person (with exceptions ) becomes the “beneficial owner,” directly or indirectly, of securities of the Advisor representing 50% or more of its securities then outstanding which are entitled to vote then outstanding; (ii) the Advisor is the subject of any merger, organization, business combination or consolidation with or into any other company resulting in new ownership of more than 50% of the combined voting power of the Advisor or other surviving company or the parent, as applicable; or (iii) the consummation of a sale or disposition by the Advisor of all or substantially all of its assets, resulting in new ownership of more than 50% of the combined voting power of the Advisor or acquiror or the parent, as applicable.

However, if any of the Advisor Key Officers or at least a majority of the board of directors of the Advisor immediately before the event remain in their existing capacity or in a substantially similar capacity with the Advisor, as applicable, immediately after such event, then no Advisor Change of Control will be deemed to have occurred; provided, further, that in no event will an Advisor Change of Control be deemed to have occurred in connection with an initial public offering pursuant to a firm commitment underwriting by a nationally recognized investment banking firm that results in the equity securities of the Advisor (or any of its direct or indirect parent entities) being listed on The New York Stock Exchange or the NASDAQ.

In the event of a Company Change of Control, the Advisor will be entitled to receive a termination fee in an amount equal to the fees received by the Advisor during the last 12 full calendar months prior to the Company Change of Control multiplied by a factor based on the number of years into the term of the Advisory Agreement in which the Company Change of Control occurs equal to: (i) 2.0x for year one provided, however, that such termination fee does not exceed the sum of (A) $18.0 million and (B) the Advisor’s actual out-of-pocket costs paid to employees or non-affiliate third parties (exclusive of any severance or other payments made to any employee of the Advisor employee who accepts new employment with any of the Advisor’s affiliates); (ii) 2.0x for year two; (iii) 2.5x for years three through 10; (iv) 2.0x for years 11 through 15; (v) 1.5x for years 16 through the expiration of the agreement.

The Board will have the right, commencing in the third quarter of 2016, to subject the Advisors to certain annual performance standards. Subject to written notice and cure rights, the Company will have the right to terminate the Advisory Agreement if these performance standards are not satisfied.

In the event the Advisory Agreement is terminated as a result of the failure to satisfy the performance standard, the Advisor will be entitled to receive a termination fee equal to 50% of the termination fee it would be entitled to receive upon a termination as a result of a Company Change of Control as if the Company Change of Control occurred on the date of the termination of the Advisory Agreement by the Company. The Advisor will not be entitled to a termination fee if either the Company or the Advisor delivers notice no later than 365 days prior to the expiration of the Initial Term or Automatic Renewal Term of its intention not to renew the Advisory Agreement.

A Company Change of Control will be deemed to arise, generally, upon the occurrence of any of the following events: (i) all or substantially all of the assets of the Company and its Subsidiaries are sold, leased, transferred conveyed or otherwise disposed of (including by liquidation or dissolution of the Company or a subsidiary) in one or more related transactions to any unaffiliated person(s); (ii) any unaffiliated person, other than the Advisor or its affiliates, acquire beneficial ownership of 35% or more of the Company’s combined voting power in one or more related transactions, whether by way of purchase, acquisition, tender, exchange or other similar offer or recapitalization, reclassification, consolidation, merger, share exchange, scheme of arrangement or other business combination transaction; or (iii) other than with respect to a transaction involving the Advisor or its affiliates, the consummation of any recapitalization, reclassification, consolidation, merger, share exchange, scheme of arrangement or other business combination transaction if the beneficial owners of the voting stock or equivalent voting interest in the Company prior to the consummation of such transaction do not beneficially own more than 35% voting stock or equivalent voting interest of the entity resulting from such transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership interests in the Company immediately prior to such transaction.

The Board will have the ability to change individual members of the Advisor’s senior management team if the Board believes in its reasonable good faith judgment that a member of the team is underperforming for a significant period. The Company will pay all its costs and expenses and will reimburse the Advisor or its affiliates for expenses of the Advisor and its affiliates incurred on behalf of the Company, excepting only those expenses that are specifically the responsibility of the Advisor under the Advisory Agreement.

The Advisory Agreement contains customary indemnification provisions relating to the Company’s obligation to indemnify the Advisor and its affiliates, as well as its directors, officers, employees, partners, and members.

This summary description of the material terms of the Advisory Agreement is qualified in its entirety by the Advisory Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership

Effective as of June 2, 2015, the Company, as general partner of its Operating Partnership, executed a Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Second Amended and Restated Limited Partnership Agreement”) with the limited partners party thereto to conform more closely with agreements of limited partnership of other operating partnerships controlled by real estate investment trusts whose securities are publicly traded and listed, and to add long term incentive plan units (“LTIP Units”) as a new class of units of limited partnership in the Operating Partnership to the existing common units (“OP Units”). Pursuant to the Second Amended and Restated Limited Partnership Agreement, the LTIP Units were created. The Company may at any time cause the Operating Partnership to issue LTIP Units to members of the Company’s senior management team. These LTIP Units will be earned and will vest on such terms as are determined by the Company’s Compensation Committee (the “Committee”). In general, LTIP Units are a special class of units entitled to receive profit distributions. Upon issuance and prior to being fully earned, holders of LTIP Units are entitled to receive per unit profit distributions equal to ten percent (10%) of per unit profit distributions on the outstanding OP Units. After LTIP Units are fully earned, a holder of LTIP Units first will be entitled to receive a catch-up of the other ninety percent (90%) of per unit profit distributions not previously distributed, and, subsequently, they will be entitled to receive the same per unit profit distributions as the other outstanding OP Units. However, as profits interests, LTIP Units initially will not have full parity, on a per unit basis, with the OP Units with respect to liquidating distributions, and a holder of LTIP Units would receive nothing if the Operating Partnership were liquidated immediately after the LTIP Unit is awarded. Upon the occurrence of specified events, LTIP Units can over time achieve full parity with the OP Units and therefore accrete to an economic value for the holder equivalent to the OP Units. In order for LTIP Units to have full parity with the OP Units, the capital accounts of the holders of LTIP Units with respect to such LTIP Units would have to be equalized (on a per unit basis) with the capital accounts of the holders of the OP Units. This capital account equalization per unit would occur through special allocations of net increases in valuation (if any) of the Company’s assets upon the occurrence of certain revaluation events permitted under the Internal Revenue Code of 1986, as amended, and Treasury regulations, including: (i) the acquisition of an additional interest in the Operating Partnership by a new or existing partner in exchange for more than a de minimis capital contribution, (ii) the distribution by the Operating Partnership of more than a de minimis amount of property as consideration for an interest in the Operating Partnership, (iii) the liquidation of the Operating Partnership, (iv) the redemption or conversion of LTIP Units into OP Units or the Company’s common stock or (v) at such other times as the Company reasonably determines to be necessary or desirable to comply with Treasury regulations (including the issuance of new LTIP Units). LTIP Units cannot achieve immediate full parity with OP Units under any circumstances at the time of grant of such LTIP Units. Upon equalization of the capital accounts and full vesting of the LTIP Units, the LTIP Unit will be convertible into an OP Unit at any time.

This summary of the material terms of the Second Amended and Restated Limited Partnership Agreement is qualified in its entirety by the Second Amended and Restated Limited Partnership Agreement attached hereto as Exhibit 4.1 and incorporated herein by reference.

Contribution and Exchange Agreement

In connection with the Listing, the Advisor, as the holder of a class of common units of equity ownership of the Operating Partnership, referred to as “Class B Units,” has the right to make a capital contribution to the Operating Partnership in exchange for OP Units. Pursuant to a Contribution and Exchange Agreement entered into between the Advisor and the Operating Partnership, dated June 2, 2015 (the “Contribution and Exchange Agreement”), the Advisor contributed $750,000 in cash to the Operating Partnership in exchange for 83,333 OP Units of the Operating Partnership.

This summary description of the material terms of the Contribution and Exchange Agreement is qualified in its entirety by the Contribution and Exchange Agreement attached hereto as Exhibit 10.3 and incorporated herein by reference.

See also Items 2.03 and 5.02 below, which is incorporated by reference herein.

Indemnification Agreements

On June 2, 2015, the Company entered into indemnification agreements (“Indemnification Agreements”) with certain of the Company’s the directors, officers and service providers. The Company also expects to enter into similar indemnification agreements with its future directors and officers.

The Company entered into Indemnification Agreement with P. Sue Perrotty, William M. Kahane, Abby M. Wenzel, Edward G. Rendell, Scott J. Bowman, Andrew Winer, Patrick J. Goulding, the Advisor, AR Capital, LLC and RCS Capital Corporation (each, an “Indemnitee”). The Indemnification Agreements replace and supersed previous indemnification agreements, and were entered into in connection with the Listing in order to permit the Company to indemnify the Indemnitees to the maximum extent permitted by Maryland law from and against all judgments, penalties, fines and amounts paid in settlement and expenses actually and reasonably incurred by such Indemnitee that may result or arise in connection with such Indemnitee serving in his or her capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. The Indemnification Agreements further provide that, subject to the limitations set forth in each Indemnification Agreement, the Company will, without requiring a preliminary determination of the Indemnitee’s ultimate entitlement of indemnification under the Indemnification Agreement, advance all reasonable expenses to each Indemnitee incurred by or on behalf of such Indemnitee in connection with any proceeding the Indemnitee is or is threatened to be made a party to.

The Indemnification Agreements provide that the Indemnitee is entitled to indemnification unless it is established by clear and convincing evidence that (a) the act or omission of Indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, Indemnitee had reasonable cause to believe that his or her conduct was unlawful. The Indemnification Agreements further limit the Indemnitee’s entitlement to indemnification in cases where (a) the proceeding was one by or in the right of the Company and the Indemnitee was adjudged, in a final adjudication of the proceeding not subject to further appeal, to be liable to the Company, (b) the Indemnitee was adjudged, in a final adjudication of the proceeding not subject to further appeal, to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to the Indemnitee, or (c) the proceeding was brought by the Indemnitee, except in certain circumstances.

The Indemnification Agreements also provide that, except for a proceeding brought by the Indemnitee, the Company has the right to defend the Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreement. The Indemnification Agreements grant the Indemnitee the right to separate counsel at the Company’s expense in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of the Indemnitee in a timely manner. The Indemnification Agreements further provide that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering the Indemnitee or any claim made against the Indemnitee by reason of his or her service to the Company and maintain insurance in the event of a change of control.

This summary description of the material terms of the Indemnification Agreements is qualified in its entirety by the form of Indemnification Agreement attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Seventh Amendment to Credit Agreement

On June 1, 2015, the “Company”), Global Net Lease Operating Partnership, L.P. (the “Operating Partnership”) and certain of their subsidiaries entered into the Seventh Amendment to Credit Agreement (the “Seventh Amendment”), which amended that certain Credit Agreement, dated as of July 25, 2013 (as amended, the “Credit Facility”), among the Operating Partnership, as borrower, the Company and certain of its subsidiaries and the subsidiaries of the Operating Partnership, as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Seventh Amendment, among other things, (i) permits the issuance of a listing note to Global Net Lease Special Limited Partner, LLC, an affiliate of the Advisor, following Listing, (ii) permits the entry into the OPP and the issuance of LTIP Units (each as defined below) to the Advisor thereunder and (iii) permits certain additional restricted payments, including in connection with the Company’s previously announced tender offer.

This summary of the material terms of the Seventh Amendment is qualified in its entirety by the Seventh Amendment to Credit Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Multi-Year Outperformance Plan Agreement

In connection with the Listing, the Company and the Operating Partnership have entered into a Multi-Year Outperformance Agreement (the “OPP”) with the Advisor.

Under the OPP, Advisor will be issued LTIP units in the Operating Partnership with a maximum award value equal to 5% of the Company’s market capitalization (the “OPP Cap”) on the date of Listing (the “Effective Date”). The LTIP units will be structured as profits interests in the Operating Partnership. The Advisor will be eligible to earn a number of LTIP units with a value equal to a portion of the OPP Cap based on the Company’s achieving certain levels of total return to its stockholders (“Total Return”) on both an absolute basis and a relative basis measured against a peer group of companies, as set forth below, for a three-year period commencing on the Effective Date (the “Performance Period”). In addition, Advisor may “lock-in” a portion of the OPP Cap based on the attainment of pro-rata performance hurdles, as set forth below, during each 12-month period in the Performance Period (each such period, an “One Year Period” and during the initial 24-month period of the Performance Period (the “Two-Year Period”). Each of the relevant performance periods will be evaluated separately based on performance through the end of the relevant performance period.

	Three-Year Period	Each One- Year Period	Two-Year Period
Absolute Component: 4% of any excess Total Return attained above an absolute total stockholder return hurdle measured from the beginning of such period as follows:	21%	7%	14%
Relative Component: 4% of any excess Total Return attained above the Total Return for the performance period of the Peer Group*, subject to a ratable sliding scale factor as follows based on achieving cumulative Total Return measured from the beginning of the period:
100% of the Relative Component will be earned if cumulative Total Return achieved is at least:	18%	6%	12%
50% of the Relative Component will be earned if cumulative Total Return achieved is:	0%	0%	0%
0% of the Relative Component will be earned if cumulative Total Return achieved is less than:	0%	0%	0%
a percentage from 50% to 100% of the Relative Component calculated by linear interpolation will be earned if the cumulative Total Return achieved is between:	0% – 18%	0% – 6%	0% – 12%

*The “Peer Group” is comprised of Chambers Street Properties, Gramercy Property Trust Inc., Lexington Realty Trust, Select Income REIT, and W.P. Carey Inc.

The maximum “lock-in” amount for any given One-Year Period is 25% of the OPP Cap. The maximum “lock-in” amount for the Two-Year Period is 60% of the OPP Cap. Accordingly, any “lock-in” amount for the Two-Year Period may supersede and negate any awards for the first two One-Year Periods. Any LTIP Units that are unearned at the end of the Performance Period will be forfeited.

Subject to Advisor’s continued service through each vesting date, one third of any earned LTIP units will vest on each of the third, fourth and fifth anniversaries of the Effective Date. Any earned and vested LTIP Units may be converted into OP Units of the Operating Partnership in accordance with the terms and conditions of the partnership agreement of the Operating Partnership.

The OPP provides for early calculation of LTIP Units earned and for the accelerated vesting of any earned LTIP Units in the event Advisor is terminated by the Company or in the event the Company incurs a change in control, in either case prior to the end of the Performance Period. The OPP also provides for accelerated vesting of earned LTIP Units in the event Advisor is terminated or in the event of a change in control of the Company on or following the end of the Performance Period.

This summary of the OPP is qualified in its entirety by the OPP attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events

Listing Note

In connection with the Listing, the Company, as the general partner of the Operating Partnership, was required, subject to the terms of the Second Amended and Restated Limited Partnership Agreement, to cause the Operating Partnership to cause the Operating Partnership to issue a note (the “Listing Note”) to the Special Limited Partner, to evidence the Operating Partnership’s obligation to distribute to the Special Limited Partner an aggregate amount (the “Listing Amount”) equal to 15% of the difference (to the extent the result is a positive number) between:

•	the sum of (i) the “market value” (as defined in the Listing Note) of all of the Company’s outstanding shares of common stock plus (ii) the sum of all distributions or dividends (from any source) paid by the Company to its stockholders prior to the Listing; and

•	the sum of (i) the total amount raised in the Company’s initial public offering (our “IPO”) and its distribution reinvestment plan (the “DRIP”) prior to the Listing (“Gross Proceeds”) plus (ii) the total amount of cash that, if distributed to those stockholders who purchased Shares in the IPO and under the DRIP, would have provided those stockholders a 6% cumulative, non-compounded, pre-tax annual return (based on a 365-day year) on the Gross Proceeds.

The “market value” used to calculate the Listing Amount will not be determinable until the end of a measurement period of 30 consecutive trading days, commencing on the 180th day following the Listing, unless another liquidity event, such as a merger, occurs prior to the end of the measurement period. If another liquidity event occurs prior to the end of the measurement period, the Listing Note provides for appropriate adjustment to the calculation of the Listing Amount. The Special Limited Partner will have the right to receive distributions of “Net Sales Proceeds,” as defined in the Listing Note, until the Listing Note is paid in full; provided that, the Special Limited Partner has the right, but not the obligation, to convert the entire special limited partner interest into OP Units. OP Units are convertible for the cash value of a corresponding number of shares of common stock or, at the option of the Operating Partnership, a corresponding number of shares of common stock in accordance with the terms contained in the Second Amended and Restated Limited Partnership Agreement.

This summary of the material terms of the Listing Note is qualified in its entirety by the Listing Note attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Reaffirmation of Current Monthly Distributions and Change to Payment Dates

The Company intends to continue payment of monthly distributions at an annualized rate of $0.71 per share. Historically, the Company has calculated its monthly distribution based upon daily record and distribution declaration dates so that its stockholders would be entitled to be paid distributions beginning with the month in which their shares were purchased. Following the Listing, the Company will pay distributions on the 15th day of each month to stockholders of record as of close of business on the 8th day of such month.

Upon the Listing, the Company anticipates that: (i) it will pay the May 2015 distribution no later than June 5, 2015 to stockholders of record at the close of business each day during the previous month (i.e., May); (ii) it will pay distributions for the period beginning June 1, 2015 through and including the day prior to the Listing to stockholders of record on the close of business each day during such period, such distribution to be paid within 5 days of the day of Listing; (iii) for the limited period commencing on the day of Listing through June 8, 2015, the Company will pay a distribution of $0.00194506 per share per day on June 15, 2015, to stockholders of record at the close of business on June 8, 2015; and (iv) in respect of the June 2015 distribution, on July 15, 2015, it will pay a distribution of $0.059166667 per share to stockholders of record at the close of business on July 8, 2015.

Press Release

The Company issued a press release on June 2, 2015 announcing the commencement of the Company’s tender offer. A copy of this press release is attached hereto as Exhibit 99.1.

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Second Amended and Restated Limited Partnership Agreement of Global Net Lease Operating Partnership, Inc., dated June 2, 2015
10.1	Fourth Amended and Restated Advisory Agreement dated June 1, 2015
10.2	Seventh Amendment to Credit Agreement, dated as of June 1, 2015
10.3	Contribution and Exchange Agreement dated as of June 2, 2015
10.4	Form of Indemnification Agreement
10.5	Multi-Year Outperformance Agreement dated as of June 2, 2015
10.6	Listing Note Agreement dated as of June 2, 2015
99.1	Press Release announcing the commencement of the Company’s tender offer dated June 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2015	By:	/s/ Scott J. Bowman
		Name:	Scott J. Bowman
		Title:	Chief Executive Officer